Exhibit (n)(2)

Report of Independent Registered Public Accounting Firm on Supplemental Information

The Shareholders and Board of Directors of Crescent Capital BDC, Inc.

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the consolidated statements of assets and liabilities of Crescent Capital BDC, Inc. (the “Company”), including the consolidated schedules of investments, as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in net assets and cash flows for each of the three years in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”), incorporated by reference in this Pre-effective Amendment No. 2 to the Registration Statement (Form N-2 333-255478) (the “Registration Statement”), and have expressed unqualified opinions thereon dated February 24, 2021. We have also audited, in accordance with the standards of the PCAOB, the consolidated financial statements of the Company as of and for the years ended December 31, 2018, 2017, 2016 and the period from February 5, 2015 (inception) through December 31, 2015 (which are not included in the Registration Statement), and have expressed unqualified opinions on those financial statements. The accompanying information on pages 24 - 25 of the Registration Statement under the caption Senior Securities for each of the five years in the period ended December 31, 2020 and the period from February 5, 2015 (inception) through December 31, 2015 has been subjected to audit procedures performed in conjunction with our audits of the Company’s financial statements. Such information included in the Senior Securities table is the responsibility of the Company’s management.

Our audit procedures included determining whether the information included in the Senior Securities table reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information. In forming our opinion on the information, we evaluated whether such information, including its form and content, is presented in conformity with the instructions to Form N-2. In our opinion, the information is fairly stated, in all material respects, in relation to the consolidated financial statements as a whole.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2015.

Los Angeles, California

April 23, 2021